UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

EXCO RESOURCES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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EXCO Resources, Inc. 12377 Merit Drive, Suite 1700, Dallas, Texas 75251 (214) 368-2084 FAX (972) 367-3559

EXCO ANNOUNCES MAILING OF DEFINITIVE PROXY MATERIALS FOR

NOVEMBER 16, 2015 SPECIAL MEETING

DALLAS, TEXAS, October 5, 2015…EXCO Resources, Inc. (NYSE:XCO) (“EXCO”) today announced that it has commenced mailing definitive proxy materials in connection with its upcoming special meeting of shareholders, which will take place on Monday, November 16, 2015 at 2:00 p.m., central time, at EXCO’s corporate office located at 12377 Merit Drive, First Floor Conference Center, Dallas, Texas. Shareholders of record as of September 30, 2015 are entitled to vote their common shares at the special meeting and may begin submitting their proxies.

At the special meeting, EXCO will seek shareholder approval of two amendments to EXCO’s Amended and Restated Certificate of Formation: (1) an amendment to effect, at the discretion of EXCO’s Board of Directors (the “Board”), a reverse share split at a ratio of up to 1-for-10 common shares to be determined by the Board and a proportional reduction in the total number of common shares authorized for issuance and (2) an amendment to limit the benefits of EXCO’s waiver of the corporate opportunities doctrine solely to C. John Wilder, Jr., Executive Chairman of EXCO’s Board. Upon receipt of shareholder approval to limit the benefits of EXCO’s waiver of the corporate opportunities doctrine solely to Mr. Wilder, the remaining members of the Board will be obligated to present corporate opportunities to EXCO to the extent required by Texas law.

EXCO’s Board recommends that shareholders vote “FOR” the proposals to be acted upon at the special meeting. Shareholders are encouraged to read the definitive proxy materials in their entirety as they provide a detailed discussion of the proposals.

Shareholders who have questions about the special meeting, or who need assistance in submitting their proxies or voting their shares, should contact EXCO’s proxy solicitor, D.F. King & Co., Inc., toll-free at (866) 745-0270.

About EXCO

EXCO Resources, Inc. is an oil and natural gas exploration, exploitation, development and production company headquartered in Dallas, Texas with principal operations in Texas, North Louisiana and Appalachia.

Additional information about EXCO Resources, Inc. may be obtained by contacting Chris Peracchi, EXCO’s Vice President of Finance and Investor Relations, and Treasurer, at EXCO’s headquarters, 12377 Merit Drive, Suite 1700, Dallas, TX 75251, telephone number

(214) 368-2084, or by visiting EXCO’s website at www.excoresources.com. EXCO’s SEC filings and press releases can be found under the Investor Relations tab.

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Forward-Looking Statements

This release may contain forward-looking statements relating to future financial results, business expectations and business transactions. Actual results may differ materially from those predicted as a result of factors over which EXCO has no control. Such factors include, but are not limited to: continued volatility in the oil and gas markets, the estimates of reserves, commodity price changes, regulatory changes and general economic conditions. These risk factors are included in EXCO’s reports on file with the SEC. Except as required by applicable law, EXCO undertakes no obligation to publicly update or revise any forward-looking statements.

Contact:

EXCO Resources, Inc.

Chris Peracchi, 214-368-2084

Vice President of Finance and Investor Relations, and Treasurer